Exhibit 10.3

LOCK-UP, VOTING AND STANDSTILL AGREEMENT

THIS LOCK-UP, VOTING AND STANDSTILL AGREEMENT (as amended, restated, supplemented or otherwise modified in accordance with Section 10.3, this “Agreement”) is made and entered into as of February 2, 2021 by and between MOHAWK GROUP HOLDINGS, INC., a Delaware corporation (the “Company”), and Healing Solutions, LLC, a Delaware limited liability company (the “Stockholder”).

RECITALS

WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of even date herewith (the “Purchase Agreement”), by and among the Company, Truweo, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, the Stockholder, Jason R. Hope and, only for the purposes of certain sections thereof, Super Transcontinental Holdings, LLC, the Company issued 1,387,759 shares of its common stock, $0.0001 par value per share (the “Common Stock”), to the Stockholder (such shares, together with any Common Stock beneficially owned by the Stockholder prior to the date hereof, being collectively referred to herein as the “Existing Securities”) for the benefit of the Stockholder thereunder;

WHEREAS, as of the date hereof, the Stockholder will file a Schedule 13D or 13G, as applicable, under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the U.S. Securities and Exchange Commission (the “SEC”), indicating the Stockholder’s Beneficial Ownership of the Existing Securities, representing approximately 4.88% of the total outstanding Voting Securities (as defined below) as of the date hereof; and

WHEREAS, as a condition to entering into the Purchase Agreement, the Company has required that the Stockholder enter into this Agreement, and the Stockholder, in order to induce the Company to enter into the Purchase Agreement, desires to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. DEFINITIONS.

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

(a) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

(b) A Person shall be deemed the “Beneficial Owner” or to have “Beneficial Ownership” of and shall be deemed to “beneficially own” any securities which such Person or any of such Person’s Affiliates or Associates is deemed to beneficially own, within the meaning of Rules 13d-3 and 13d-5 of the General Rules and Regulations under the Exchange Act.

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase, “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed the Beneficial Owner hereunder.

(c) “Company Acquisition Transaction” shall mean (i) the commencement (within the meaning of Rule 14d-2 of the General Rules and Regulations under the Exchange Act) of a tender or exchange offer by a third party for at least fifteen percent (15%) of the then outstanding capital stock of the Company or any direct or indirect Subsidiary of the Company, (ii) the commencement by a third party of a proxy contest with respect to the election of any directors of the Company, (iii) any sale, license, lease, exchange, transfer, disposition or acquisition of any portion of the business or assets of the Company or any direct or indirect Subsidiary of the Company (other than in the ordinary course of business), or (iv) any merger, consolidation, business combination, share exchange, reorganization, recapitalization, restructuring, liquidation, dissolution or similar transaction or series of related transactions involving the Company or any direct or indirect Subsidiary of the Company.

(d) “Group” shall have the meaning set forth in Section 13(d)(3) of the Exchange Act and Rule 13d-5 of the General Rules and Regulations under the Exchange Act.

(e) “Subsidiary” of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

(f) “Voting Securities” shall mean the shares of Common Stock; provided, however, that, “Voting Securities,” when used in this Agreement in connection with a specific reference to any Person other than the Company, shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

1.2 Capitalized Terms. All other capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Purchase Agreement.

2. MATERIAL NON-PUBLIC INFORMATION; REPORTING OBLIGATIONS.

2.1 Stockholder acknowledges that it is aware, and will advise each of its representatives who are informed as to the matters that are the subject of the Purchase Agreement and this Agreement, that the United States securities laws may prohibit any person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

2.2 To the extent that Stockholder is required to do so by applicable Law as result of the Transactions, Stockholder acknowledges and agrees that it shall: (a) be solely responsible for the filing of (i) any Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act and the rules promulgated thereunder and (ii) any Schedule 13D or 13G, as applicable, under the Exchange Act and the rules promulgated thereunder, in each case, in respect of its ownership of a registered class of securities of the Company, and (b) timely file such forms and schedules or amendments thereto with the SEC and any stock exchange or similar authority, as required.

3. LOCK-UP.

3.1 Stockholder hereby agrees that it shall not, and shall not authorize, permit or direct any Affiliate or Associate to, directly or indirectly, (a) sell, pledge, assign, transfer, hypothecate or otherwise dispose of (each a “Transfer”) any Subject Securities, (b) enter into any swap, hedge, or other agreement or arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock Beneficially Owned by Stockholder and its Affiliates and Associates, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; (c) engage in any short-selling of any Common Stock Beneficially Owned by

Stockholder and its Affiliates and Associates; or (d) publicly announce any intention to do any of the foregoing, in each case at any time during the period commencing on the Closing Date and ending six (6) months thereafter (the “Lock-Up Period”). For purposes of this Agreement, the term “Subject Securities” means the Existing Securities, including any equity securities issued or issuable directly or indirectly with respect to such Existing Securities by way of any stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization.

3.2 Notwithstanding anything to the contrary in this Agreement, Stockholder may Transfer shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock: (a) as a bona fide gift or gifts; (b) by will or intestacy; (c) to any trust, partnership or limited liability company for the direct or indirect benefit of the Stockholder’s equityholders or the immediate family of the Stockholder’s equityholders; (d) to a member of the Stockholder’s equityholders’ immediate family, (e) if such Transfer occurs by operation of law; or (f) to a nominee or custodian of the Stockholder’s equityholder or a person or entity to whom a Transfer would be permissible under clauses (a) through (f) above; provided, however, (i) in case of any such Transfer, it shall be a condition to the Transfer that such donee or transferee execute an agreement stating that such donee or transferee is receiving and holding the Common Stock subject to the lock-up provisions contained in Section 3 of this Agreement and the voting and standstill provisions in Section 4 and Section 5, respectively, of this Agreement, as well as the trading restrictions set forth in Section 5.16 of the Purchase Agreement, (ii) any such Transfer shall not involve a disposition for value, and (iii) the Company shall not have any obligation to file, amend or update any resale prospectus or prospectus supplement that includes the Subject Securities for purposes of reflecting such Transfer.

3.3 Failure by Stockholder to provide the Company with reasonable evidence of compliance with the lock-up provisions contained in Section 3 of this Agreement within two Business Days of any written request by the Company therefor may result in the withdrawal of any legal opinion rendered by the Company’s legal counsel respecting the lawful sale of the Subject Securities, and if any of the Subject Securities then being sold by any Stockholder are being sold in reliance on a Registration Statement, at the option of the Company, such shares of Common Stock may be withdrawn from the Registration Statement. In any such event, “stop transfer” instructions shall be provided to the Company’s transfer agent regarding the Subject Securities.

3.4 Notwithstanding anything to the contrary set forth herein, the Company may, in its sole discretion and in good faith, at any time and from time to time waive any of the conditions or restrictions contained herein to increase the liquidity of Common Stock or if such waiver would otherwise be in the best interests of the development of the public trading market for the Common Stock.

4. STANDSTILL.

4.1 Standstill Provisions. Commencing on the date of this Agreement and until the date that is six (6) months after the date of this Agreement (the “Standstill Period”), the Stockholder agrees, on behalf of itself and its Affiliates and Associates, that for so long as such Persons collectively Beneficially Own any Voting Securities, except pursuant to a negotiated transaction with the Stockholder approved by the board of directors of the Company (the “Board”), the Stockholder will not (and will cause its Affiliates and Associates not to), in any manner, directly or indirectly:

(a) make, effect, initiate, cause or participate in (i) any acquisition of Beneficial Ownership of any securities of the Company or any securities of any Subsidiary or other Affiliate or Associate of the Company if such acquisition would result in the Stockholder and its Affiliates and Associates collectively Beneficially Owning fifteen percent (15%) or more of the then outstanding Voting Securities, (ii) any Company Acquisition Transaction, (iii) any “solicitation” of “proxies” (as those terms are defined in Rule 14a-1 of the General Rules and Regulations under the Exchange Act) or consents with respect to any securities of the Company or (iv) frustrate or seek to frustrate any Company Acquisition Transaction proposed or endorsed by the Company;

(b) recommend, nominate or seek to nominate any Person to the Board or otherwise act, alone or in concert with others, to seek to control or influence the management, the Board or policies or governance of the Company;

(c) take any action requires the Company to make a public announcement regarding any of the types of matters set forth in subsection (a) of this Section 4.1;

(d) request or propose that the Company (or its directors, officers, employees or agents), directly or indirectly, amend or waive any provision of this Section 4.1, including this subsection (d) or any provisions of Section 3 of this Agreement;

(e) demand an inspection of the Company’s books and records whether pursuant to Section 220 of the General Corporation Law of the State of Delaware or otherwise;

(f) institute, solicit, assist or join any litigation, arbitration or other proceeding against or involving the Company or any of its current or former directors or officers (including derivative actions) other than to enforce the provisions of this Agreement or any rights available to the Stockholder under the Purchase Agreement and the Transaction Documents;

(g) agree or offer to take, or encourage or propose (publicly or otherwise) the taking of, any action referred to in subsections (a), (b), (c), (d), (e) or (f) of this Section 4.1;

(h) assist, induce or encourage any other Person to take any action referred to in subsections (a), (b), (c), (d), (e) or (f) of this Section 4.1;

(i) enter into any discussions, negotiations, agreements, understandings or arrangements with any third party with respect to the taking of any action referred to in subsections (a), (b), (c), (d), (e) or (f) of this Section 4.1; or

(j) take any action challenging the validity or enforceability of this Section 4.1 of this Agreement unless the Company is challenging the validity or enforceability of this Agreement.

4.2 Termination of Standstill Provisions.

(a) Subject to Section 4.2(b), the provisions of Section 4.1 shall terminate and be of no further force and effect in the event the Board shall have endorsed, approved, recommended, or resolved to endorse, approve or recommend a Company Acquisition Transaction.

(b) All of the provisions of Section 4.1 shall be reinstated and shall apply in full force according to their terms in the event that: (i) if the provisions of Section 4.1 shall have terminated as the result of a tender offer, and such tender offer (as originally made or as amended or modified) shall have terminated (without closing) prior to the commencement of a tender offer by the Stockholder or any of its Affiliates or Associates that would have been permitted to be made pursuant to Section 4.2(a) as a result of such third-party tender offer, (ii) any tender offer by the Stockholder or any of its Affiliates or Associates (as originally made or as extended or modified) that was permitted to be made pursuant to Section 4.2(a) shall have terminated (without closing); or (iii) if the provisions of Section 4.1 shall have terminated as a result of any action by the Board referred to in Section 4.2(a), and the Board shall have determined not to take any of such actions (and no such transaction considered by the Board shall have closed) prior to the commencement of a tender offer by the Stockholder that would have been permitted to be made pursuant to Section 4.2(a) as a result of the initial determination of the Board referred to in Section 4.2(a).

(c) Upon reinstatement of the provisions of Section 4.1, the provisions of this Section 4.2 shall continue to govern for the remainder of the Standstill Period in the event that any of the events described in Section 4.2(a) shall occur. Upon the closing of any tender offer for or acquisition of any securities of the Company or rights or options to acquire any such securities by the Stockholder or any of its Affiliates or Associates that would have been prohibited by the provisions of Section 4.1 but for the provisions of this Section 4.2, all provisions of Section 4.1 and Section 4.2 shall terminate.

4.3 Sales of Shares of Common Stock. During the Standstill Period, the Stockholder will only sell shares of Common Stock in open market transactions on The Nasdaq Stock Market, LLC or on such principal stock exchange as the Common Stock is then listed for trading or in private transactions so long as any sale in a private transaction is not to any Person or Group who the Stockholder reasonably believes after due inquiry Beneficially Owns or as a result of such transaction would Beneficially Own more than five percent (5%) of the then outstanding Voting Securities.

5. VOTING OF STOCKHOLDER SHARES.

5.1 Shares Held Subject to Agreement. Until the Termination Date, for so long as the Stockholder and its Affiliates and Associates collectively Beneficially Own any Common Stock or any other Voting Securities, the Stockholder agrees to hold all such Common Stock or other Voting Securities registered in such Stockholder’s name or Beneficially Owned by such Stockholder as of the date hereof and any and all other voting securities of the Company legally or beneficially acquired by them after the date hereof (hereinafter collectively referred to as the “Stockholder Shares”) subject to, and to vote the Stockholder Shares in accordance with, the provisions of this Agreement.

5.2 Vote Required. At all times prior to the Termination Date, the Stockholder shall timely vote in person or by proxy at each annual or special meeting of the Company’s stockholders (or shall consent to vote pursuant to an action by written consent of the holders of capital stock of the Company, as and if permitted by the Company’s bylaws) all such Stockholder Shares in accordance with the recommendations of the Board on each matter presented to the Company’s stockholders at such meeting or consent solicitation as set forth in the applicable definitive proxy statement, including without limitation the election, removal and/or replacement of directors.

5.3 Irrevocable Proxy. The Stockholder hereby constitutes and appoints the Company with full power of substitution, as the proxy of such stockholder with respect to all matters in accordance with Section 5, and hereby authorizes the Company to represent and to vote, if and only if such stockholder: (a) fails to vote; or (b) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of the Stockholder Shares in accordance with the recommendation of the Board on each matter presented to the Company’s stockholders at any annual or special meeting of the Company’s stockholders or consent solicitation, in each case, as required pursuant to the terms and provisions of this Agreement. The proxy granted pursuant to the immediately preceding sentence is coupled with an interest and shall be irrevocable unless and until this Agreement terminates pursuant to Section 9 hereof. The Stockholder hereby revokes any and all previous proxies with respect to the Stockholder Shares and shall not hereafter, unless and until this Agreement terminates pursuant to Section 9 hereof, purport to grant any other proxy or power of attorney with respect to any of the Stockholder Shares, deposit any of such Stockholder Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any Person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of such Stockholder Shares, in each case, with respect to any matter presented to the Company’s stockholders for approval at any annual or special meeting of the Company’s stockholders or written consent.

6. REPRESENTATIONS AND WARRANTIES.

6.1 Each party hereto represents and warrants to the other as follows:

(a) Authorization. Such party has the requisite power, authority and legal capacity to execute, deliver and perform and to consummate the transactions contemplated by this Agreement. This Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as such enforcement may be limited by any applicable bankruptcy, insolvency, moratorium or similar law affecting creditors’ rights generally.

(b) No Consents. No consent of any Governmental Authority or other Person is required to be obtained by such party in connection with the execution and delivery by such party of this Agreement.

6.2 The Stockholder represents and warrants to the Company that as of the date hereof, the Stockholder and its Affiliates and Associates collectively Beneficially Own 1,387,759 shares of Common Stock and have no other interest in the capital stock of the Company.

6.3 The Stockholder understands and acknowledges that the Company is entering into the Purchase Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

7. LEGEND.

7.1 Concurrently with the execution of this Agreement, and in addition to any other legends provided for in the Purchase Agreement, there shall be imprinted or otherwise placed on the book-entry statements representing the Stockholder Shares the following restrictive legend (the “Legend”):

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A LOCK-UP, VOTING AND STANDSTILL AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE TRANSFER AND VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH LOCK-UP, VOTING AND STANDSTILL AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.”

7.2 The Stockholder agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance of otherwise), the Legend from any such book-entry statements and will place or cause to be placed the Legend on any new book-entry statements issued to represent Stockholder Shares theretofore represented by a book-entry statements carrying the Legend. The Stockholder will not request that any of the Stockholder Shares be converted from book-entry format to certificated shares.

8. SUCCESSORS. The provisions of this Agreement shall be binding upon the successors in interest to any of the Stockholder Shares. The Company shall not permit the transfer of any of the Stockholder Shares on its books or issue a new certificate representing any of the Stockholder Shares unless and until the Person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such Person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such Person were a Stockholder hereunder.

9. TERMINATION. This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date (the “Termination Date”) it shall terminate in its entirety on the earlier of: (a) the date that is six (6) months after the date of this Agreement and (b) the date of the closing of a sale, lease, or other disposition of all or substantially all of the Company’s assets or the Company’s merger into or consolidation with any other corporation or other entity, or any other corporate reorganization, in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than 50% of the voting power of the corporation or other entity surviving such transaction; provided, however, that this clause “(b)” shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company; and (c) the date as of which this Agreement is terminated by the written consent of the Company and the holders of at least 75% of the Stockholder Shares.

10. MISCELLANEOUS.

10.1 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto shall be entitled to enforce specifically the provisions of this Agreement, including obtaining an injunction or injunctions to prevent breaches or threatened breaches of this Agreement, in any court designated to resolve disputes concerning this Agreement (or, if such court lacks subject matter jurisdiction, in any appropriate state or federal court), this being in addition to any other remedy to which such party is entitled at law or in equity. Each party hereto further agrees not to assert and waives (a) any defense in any action for specific performance that a remedy at Law would be adequate and (b) any requirement under any Law to post security or provide indemnity as a prerequisite to obtaining equitable relief.

10.2 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party hereto shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

10.3 Amendment and Waiver. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of at least 75% of the Stockholder Shares. No failure or delay of any party hereto to exercise any right or remedy given to such party under this Agreement or otherwise available to such party or to insist upon strict compliance by any other party with its obligations hereunder and no single or partial exercise of any such right or power shall constitute a waiver of any party hereto’s right to demand exact compliance with the terms hereof. Any written waiver shall be limited to those items specifically waived therein and shall not be deemed to waive any future breaches or violations or other non-specified breaches or violations unless, and to the extent, expressly set forth therein.

10.4 Notices. All notices and other communications made pursuant to or under this Agreement shall be in writing and shall be deemed to have been duly given or made (a) when personally delivered, (b) as of the date transmitted when transmitted by electronic mail, (c) one Business Day after deposit with a nationally recognized overnight courier service, or (d) three Business Days after the mailing if sent by registered or certified mail, postage prepaid, return receipt requested. All notices and other communications under this Agreement shall be delivered to the addresses set forth on the signature page hereto, or such other address as such party may have given to the other parties by notice pursuant to this Section 10.4.

10.5 Severability. If any term or provision of this Agreement is held invalid, illegal or unenforceable in any respect under any applicable Law, the validity, legality and enforceability of all other terms and provisions of this Agreement will not in any way be affected or impaired. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

10.6 Governing Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, inducement to enter and/or performance of this Agreement (whether related to breach of contract, tortious conduct or otherwise and whether now existing or hereafter arising) shall be governed by, the internal laws of the State of Delaware, without giving effect to any law that would cause the laws of any jurisdiction other than the State of Delaware to be applied.

10.7 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.

(a) Each Party agrees that any proceeding arising out of or relating to this Agreement shall be brought exclusively in any state or federal court located in New York County, State of New York and each of the Parties hereby submits to the exclusive jurisdiction of such courts for itself and with respect to its property, generally and unconditionally, for the purpose of any such proceeding. A final judgment in any such proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party agrees not to commence any proceeding arising out of or relating to this Agreement, except in the courts described above (other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described above), irrevocably and unconditionally waives any objection to the laying of venue of any proceeding arising out of or relating to this Agreement in any such court, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such proceeding brought in any such court has been brought in an inconvenient forum or does not have jurisdiction over any Party. Each Party agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth herein shall be effective service of process for any such proceeding.

(b) EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, STATUTE OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH PARTY FURTHER WAIVES ANY RIGHT TO SEEK TO CONSOLIDATE ANY PROCEEDING IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER PROCEEDING IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED OR WARRANTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.7.

10.8 Entire Agreement. Except for the Purchase Agreement, this Agreement sets forth the entire understanding and agreement between the parties hereto with respect to the subject matter hereof.

10.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement may be executed by facsimile or electronic (.pdf) signature and a facsimile or electronic (.pdf) signature shall constitute an original for all purposes.

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IN WITNESS WHEREOF, the parties hereto have executed this LOCK-UP, VOTING AND STANDSTILL AGREEMENT as of the date first written above.

COMPANY:

MOHAWK GROUP HOLDINGS, INC.

/s/ Fabrice Hamaide
Fabrice Hamaide
Chief Financial Office

Address: 37 E 18th St., 7th Floor New York, NY 10003

(Signature Page to Lock-Up, Voting and Standstill Agreement)

IN WITNESS WHEREOF, the parties hereto have executed this LOCK-UP, VOTING AND STANDSTILL AGREEMENT as of the date first written above.

STOCKHOLDER:

HEALING SOLUTIONS, LLC

/s/ Jason R. Hope
Jason R. Hope
Manager

Address: 4703 W. Brill St Suite 1001
Phoenix, AZ 85043
Attention Jason Hope